================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a- 6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           NATIONAL PROCESSING, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

================================================================================

                           NATIONAL PROCESSING, INC.

                               ------------------

April 10, 1998

Dear Shareholder:

  You are invited to attend the Annual Meeting of Shareholders of National Processing, Inc., which will be held at National City Bank, 1900 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Thursday, May 21, 1998, commencing at 11:00 a.m., EASTERN DAYLIGHT SAVINGS TIME.

  The primary business of the meeting will be the election of four Class II directors and the approval of the selection of Ernst & Young LLP as independent auditors for 1998, and to transact such other business as may properly come before the meeting.

  The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report on Form 10-K for the year 1997 is also enclosed. We shall report to you at the meeting on the business and affairs of National Processing, Inc.

  Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person; but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope. If you wish to communicate directly with National Processing, Inc., the mailing address of the executive offices is: National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Sincerely,

/s/ Robert E. Showalter
ROBERT E. SHOWALTER
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of
NATIONAL PROCESSING, INC.

  The Annual Meeting of Shareholders of National Processing, Inc. will be held at National City Bank, 1900 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Thursday, May 21, 1998, at 11:00 a.m., EASTERN DAYLIGHT SAVINGS TIME, for the purpose of considering and voting upon the following matters:

        1. The election of four Class II directors;

        2. The approval of the selection of independent auditors for 1998; and

        3. The transaction of such other business as may properly come before the meeting.

  Shareholders of record on March 20, 1998, are entitled to receive notice of and to vote at the meeting. A list of the shareholders will be available at the meeting and for the 10 days preceding the meeting at the offices of National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 and National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114-3484.

  All Shareholders who are entitled to vote, even if they now plan to attend the meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to National Processing, Inc. If you attend the meeting and vote in person, your vote will supersede your proxy.

  Please mark, date, and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

/s/ Carlton E. Langer
CARLTON E. LANGER
Secretary

April 10, 1998

PROXY STATEMENT

APRIL 10, 1998

SOLICITATION AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Processing, Inc. ("National Processing") of the accompanying proxy to be used at the Annual Meeting of Shareholders of National Processing (the "1998 Annual Meeting"), and any adjournment thereof, and is being sent on approximately the date of this Proxy Statement to each of the holders of National Processing's Common Stock ("National Processing Common"). The 1998 Annual Meeting will be held on Thursday, May 21, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted as set forth therein. Any proxy may be revoked by the person giving it at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of National Processing of a revocation, or by such person appearing at the meeting and electing to vote in person.

INFORMATION AS TO VOTING SECURITIES

  The Board of Directors has fixed the close of business on March 20, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the 1998 Annual Meeting. On the record date, National Processing had 50,575,000 shares of National Processing Common outstanding.

BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors of National Processing has responsibility for establishing broad corporate policies and for overall performance of National Processing. However, it is not involved in the day-to-day operating details of National Processing's business. Members of the Board are kept informed of National Processing's business through various documents and reports provided by the Chairman and other officers of National Processing and by participating in Board and committee meetings. All directors have access to all books, records, and reports of National Processing; and members of management are available at all times to answer their questions.

  In 1997, the Board of Directors of National Processing held 8 meetings. Average attendance by directors at those meetings was 89%, and all directors attended 75% or more of the meetings of the Board of Directors.

  The Board of Directors of National Processing has established two permanent committees comprised of directors who are appointed annually to those committees. The principal committees are the Audit Committee and the Compensation Committee, each of which is described below. The members of each of those committees are identified in the biographical material of the nominees for election of Directors.

  THE AUDIT COMMITTEE. The Audit Committee meets at least semiannually and met 4 times during 1997. The Audit Committee is comprised of directors who are independent of the management of National Processing and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National Processing and any subsidiary is carried out by the Audit Committee with the assistance of the general auditor of National City Corporation ("National City"), a diversified financial services company, which owns approximately 88% of the National Processing Common outstanding, and the independent auditors. The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting and reporting practices of National Processing, effectiveness of its internal control structure and procedures for financial reporting, and compliance with designated laws and regulations. In so doing, the Audit Committee maintains free and open communications among the directors, the independent auditors, the general auditor, and the management of National Processing.

  THE COMPENSATION COMMITTEE. The Compensation Committee meets on the call of the Chairman and met 6 times during 1997. The Compensation Committee is comprised of directors who are independent of the management of National Processing. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National Processing and its subsidiaries and makes recommendations to the Board of Directors on matters relating to succession and organization of senior executive management. Under the terms of each of the National Processing, Inc. 1996 Stock Option Plan and the National Processing, Inc. Non-Employee Directors Stock Option Plan, the Compensation Committee is authorized to grant share option rights and share appreciation rights to officers and employees of National Processing and its subsidiaries. The Compensation Committee also determines participants for the National City Processing Company Long-Term Incentive Compensation Plan for Senior Officers and sets the awards granted pursuant to the National City Processing Company Short-Term Incentive Compensation Plan for Senior Officers.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors of National Processing who are not officers of National City, National Processing or any of their subsidiaries ("Outside Directors"), receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the Board, and each committee thereof, which they attend. The yearly retainer is $12,000. The fee for attendance at any Board meeting or any committee meeting is $1,000. The chairperson of each committee receives a fee of $500 for each meeting of that committee attended by that chairperson. In addition, each non-affiliated director is awarded options to purchase 2,500 shares of National Processing Common on the first Friday following each annual meeting of National Processing's shareholders, with an exercise price equal to the market value as of the date of such first Friday.

  Pursuant to the National Processing, Inc. Nonemployee Directors Stock Option Plan, Messrs. Cotsakos, Gonzalez-Baz, and Heller each received non-qualified stock options to purchase 25,000 shares of National Processing Common at 100% of the fair market value as of the date upon which those options were granted.

SHAREHOLDER ACTION

1.  ELECTION OF DIRECTORS -- NATIONAL PROCESSING.

  The Board of Directors is comprised of seven individuals, four of whom are classified as Class I directors, and three of whom are classified as Class II directors. Each class of directors has a two-year term of office. Accordingly, the term of office of the Class II directors, which began upon the due election and qualification of those directors at the 1996 Annual Meeting of Shareholders, will expire upon the due election and qualification of their respective successors at the 1998 Annual Meeting. Likewise, the term of office of the Class I directors, which began upon the due election and qualification of those directors at the 1997 Annual Meeting of Shareholders, will expire upon the due election and qualification of their respective successors at the 1999 Annual Meeting of Shareholders. It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the Class II nominees listed as directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

  The three nominees for election to the Board of Directors as Class II directors and the Class I directors are identified on pages 7 through 9. All of the nominees are presently directors of National Processing with the exception of Mr. Kelly, who stands for election as a director of National Processing for the first time. Mr. Cotsakos was elected to the Board of Directors of National Processing during 1996. Mr. Showalter was elected to the Board of Directors of National Processing on March 12, 1997. All of the Class I directors were elected at the 1997 Annual Meeting of Shareholders of National Processing, which was held on May 13, 1997. The following material contains biographical information concerning each director and nominee, including recent employment, positions with National Processing, other directorships, age, and the number of shares of National Processing Common beneficially owned, all as of March 31, 1998. Unless otherwise indicated, the directors and nominees have sole voting and investment power with respect to National Processing's securities shown to be owned by each.

CLASS II NOMINEES FOR ELECTION AS DIRECTORS

Cotsakos Photo          CHRISTOS M. COTSAKOS, President and Chief Executive Officer of E*TRADE Group, Inc., an
                        electronic commerce company, since 1996. President and Co-Chief Executive Officer of A.
                        C. Nielsen, Inc. from 1992 to 1995. Director of National Processing since 1996.
                        Chairman of the Compensation Committee and Member of the Audit Committee. Age: 49.
                        Shares of National Processing Common owned: 11,100; options exercisable within 60 days:
                        9,166.


Kelly Photo             JEFFREY D. KELLY, Executive Vice President of National City since 1994. Senior Vice
                        President of National City from 1990 to 1994. Senior Vice President of National City
                        Bank from 1987 to 1990. Age: 44. Shares of National Processing owned: 1,000.

Showalter Photo         ROBERT E. SHOWALTER, President and Chief Executive Officer of National Processing since
                        March 1997. President and Chief Executive Officer of National City Bank, Northeast from
                        1995 to 1997 and President and Chief Executive Officer of National City Bank, Northwest
                        from 1991 to 1995. Director of National Processing since 1997. Age: 61. Shares of
                        National Processing Common owned: 45,200; options exercisable within 60 days: 66,666.

VOTE BY SHAREHOLDERS

  The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

  THE BOARD OF DIRECTORS OF NATIONAL PROCESSING RECOMMENDS A VOTE FOR THE SLATE OF DIRECTOR NOMINEES.

CLASS I DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1999 ANNUAL SHAREHOLDERS
MEETING.

Bell Photo              JAMES R. BELL, III, President and Chief Executive Officer of National City Bank of
                        Kentucky, a commercial bank, since 1996. Vice Chairman of National City Bank of
                        Kentucky from 1995 to 1996 and Executive Vice President from 1994 to 1995. Senior Vice
                        President of National City Bank from 1991 to 1993. Director of National Processing since 1996. Age: 41. Shares of National Processing Common owned: 3,030.

Gonzalez-Baz Photo      AURELIANO GONZALEZ-BAZ, Partner in Bryan Gonzalez Vargas y Gonzalez-Baz, a full service law firm, since 1974. Director of National Processing since 1996. Chairman of the Audit
                        Committee and Member of the Compensation Committee. Age: 50. Shares of National
                        Processing Common owned: 0; options exercisable within 60 days: 9,166.

Heller, Jr. Photo       PRESTON B. HELLER, JR., Retired as Chairman, Chief Executive Officer and President of
                        Pioneer-Standard Electronics, Inc., an industrial distributor of electronics and computer products, during 1996. Prior to that time he served as Chairman and Chief
                        Executive Officer from 1992 to 1995. Director of National Processing since 1996. Member of the Audit and Compensation committees. Age: 68. Shares of National Processing Common owned: 4,500; options exercisable within 60 days: 9,166.

Siefers Photo           ROBERT G. SIEFERS, Chairman of the Board of National Processing since May, 1997. Vice
                        Chairman and Chief Financial Officer of National City since August, 1997. Executive
                        Vice President and Chief Financial Officer of National City from 1991 to August, 1997.
                        Director of National Processing since 1996. Age: 52. Shares of National Processing
                        Common owned: 10,000.

BENEFICIAL OWNERSHIP

  As of March 31, 1998, National Processing had one class of equity security outstanding, National Processing Common without par value.

  Beneficial ownership of National Processing's outstanding equity security, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act"), under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown in the following table do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National Processing's equity securities.

  The following table sets forth the beneficial security ownership of all shareholders known to National Processing as of March 31, 1998, to be the owner of more than five percent of National Processing Common.
--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                 (2)                  (3)
                                 NAME               AMOUNT
         (1)                 AND ADDRESS         AND NATURE OF     (4)
      TITLE OF              OF BENEFICIAL         BENEFICIAL     PERCENT
        CLASS                   OWNER            OWNERSHIP(1)    OF CLASS
-------------------------------------------------------------------------
Common Stock           National City
                       Corporation
                       1900 East Ninth Street
                       Cleveland, OH 44114-3484   44,365,400       87.7%

--------------------------------------------------------------------------------
(1) No listed beneficial owner is known to have had, as of March 31, 1998, the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, of any shares of National Processing Common.

For purposes of this disclosure, the amount of outstanding National Processing Common is the aggregate number of shares of National Processing Common actually outstanding on such date plus an amount equal to the aggregate amount of National Processing Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National Processing Common includes, as of such date, those shares which could have been acquired by the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under federal securities law, National Processing's directors, certain officers, and persons holding more than 10% of any class of National Processing's equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National Processing's equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National Processing is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National Processing's knowledge, based solely on the review of copies of reports furnished to National Processing by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 1997, all of National Processing's directors and officers satisfied such filing requirements in full except for John J. Leehy III, who filed one late Form 3, relating to the granting of an option to purchase shares of National Processing Common, after having been elected Executive Vice President of National Processing during 1997.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 31, 1998, the beneficial security ownership of (a) each director and nominee of National Processing; (b) the chief executive officer and the four other most highly compensated executive officers of National Processing; and (c) all directors and executive officers of National Processing as a Group (including shares that such individuals could have acquired by the exercise of options within 60 days thereafter):
--------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL        PERCENT
   TITLE OF CLASS          NAME OF BENEFICIAL OWNER          OWNERSHIP        OF CLASS
----------------------------------------------------------------------------------------
Common Stock          James R. Bell, III                        3,030             *
Common Stock          Jim W. Cate                              46,666(3)          *
Common Stock          Christos M. Cotsakos                     20,266(4)          *
Common Stock          Aureliano Gonzalez-Baz                    9,166(4)          *
Common Stock          Delroy R. Hayunga                        22,726(5)          *
Common Stock          Preston B. Heller, Jr.                   13,666(4)          *
Common Stock          Tony G. Holcombe(1)                         100             *
Common Stock          Robert E. Johnson                        63,333(6)          *
Common Stock          Jeffrey D. Kelly                          1,000             *
Common Stock          William R. Robertson                     10,000             *
Common Stock          Robert E. Showalter                     111,866(7)          *
Common Stock          Robert G. Siefers                        10,000             *
Common Stock          Thomas A. Wimsett                        74,366(7)          *
Common Stock          David R. Zook(2)                         72,816(7)          *
Common Stock          Directors and Executive Officers        458,901             *
                        of National Processing as a
                        Group

--------------------------------------------------------------------------------

 * The percent of National Processing Common beneficially owned is less than 1%.

(1) Tony G. Holcombe resigned as President and Chief Executive Officer of National Processing during March 1997. He was succeeded in the same month by Robert E. Showalter.

(2) David R. Zook resigned as Executive Vice President of National Processing effective as of March 27, 1998. He was succeeded as of March 31, 1998 by Donald J. Kenney.

(3) Includes 41,666 shares of National Processing Common of which Jim W. Cate has the right to acquire beneficial ownership, as specified in Rule 13d-3(a)(1) under the Exchange Act.
(4) Includes 9,166 shares of National Processing Common of which the named beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(a)(1) under the Exchange Act.
(5) Includes 16,666 shares of National Processing Common of which Delroy R. Hayunga has the right to acquire beneficial ownership as specified in Rule 13d-3(a)(1) under the Exchange Act.
(6) Includes 58,333 shares of National Processing Common of which Robert E. Johnson has the right to acquire beneficial ownership, as specified in Rule 13d-3(a)(1) under the Exchange Act.
(7) Includes 66,666 shares of National Processing Common of which the named beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(a)(1) under the Exchange Act.

2.  SELECTION OF INDEPENDENT AUDITORS -- NATIONAL PROCESSING.

  The Board of Directors of National Processing believes it appropriate to submit for action by the shareholders of National Processing the approval of the selection of Ernst & Young LLP, independent auditors, as auditors for National Processing for the year 1998. This firm and its predecessors have served as independent auditors for National Processing Company, a subsidiary of National Processing, since 1993. In the opinion of the Board of Directors of National Processing, the reputation, qualifications, and experience of the firm make appropriate its appointment for 1998. A representative of the firm is expected to be present at the Annual Meeting of National Processing, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE BY SHAREHOLDERS

  The proposal requires for its adoption the affirmative vote of the majority of votes cast in person or by proxy at the meeting.

  THE BOARD OF DIRECTORS OF NATIONAL PROCESSING RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF COMPENSATION COMMITTEE

  National Processing believes that its shareholders should be provided information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission's proxy rules on executive compensation.

  The information provided is intended to enable shareholders to fully understand the cash, performance-based and equity-based compensation programs for executives. National Processing welcomes shareholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National Processing, Inc., c/o National City Corporation, 1900 East Ninth Street, Cleveland, OH 44114-3484, Attn: Carlton E. Langer, Loc. No. 2174.

COMPENSATION PHILOSOPHY

  National Processing is committed to aligning compensation strategies with overall business objectives. The performance of National Processing's employees is key to delivering the types of products and services that will result in returned value to shareholders. National Processing will structure its compensation plans to reward individuals based on their contributions to individual, unit, and corporate objectives. Compensation strategies that support and are aligned with business objectives will be pursued. National Processing's compensation philosophy recognizes the need for diversification in pay practices. Variable pay opportunities provided through incentive plans and performance bonus programs are important vehicles for rewarding individual employee contributions.

EXECUTIVE COMPENSATION PRINCIPLES

  National Processing believes that executive compensation should be dependent on the attainment of aggressive business goals, and the integration and implementation of annual and strategic planning. Above-average executive compensation levels can only be attained by meeting corporate and individual goals.

  The cornerstone of the executive compensation programs of National Processing is based on the following guiding principles.

  The program:

        Focuses on total compensation in determining overall and individual competitiveness;

        Provides rewards for long-term strategic management and promotes a concept of equity ownership as a reinforcement of corporate success and attention to shareholder values;

        Places significant pay at risk based on the attainment of both corporate and individual performance goals; and

        Attracts and retains key executives critical to the long-term success of National Processing.

        National Processing believes that it is in the best interest of shareholders to retain as much flexibility as possible, now and in the future, with respect to the design and payment of compensation to its executive officers. National Processing does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National Processing's compensation plans are currently structured in such a manner that it is unlikely that non-exempted compensation paid to any executive officer in any year will exceed the limitation for deduction by National Processing established by Section 162(m).

EQUITY-BASED REWARDS

  National Processing is committed to ensuring that the shareholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance.

  Stock Options are an important component of total compensation and provide a long-term incentive to participants to align performance with shareholder interests. Stock options are awarded to employees based on their performance and contributions. Broad guidelines are used to award the stock options, with above-average awards linked to above-average individual performance and long-term potential.

CASH-BASED REWARDS

  National Processing believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three-year plan cycles. Performance is assessed in terms of achievement of National Processing division and individual goals. In addition, the chief executive officer's cash compensation is also dependent on the performance of National City.

  National Processing establishes a salary range for each executive officer that is determined by an evaluation of job criteria. National Processing's objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above-average performance. Executive salaries can vary within National Processing's range structure based on performance, experience, and long-term potential.

  THE NATIONAL PROCESSING COMPANY SHORT-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS allows for rewards to be based on the achievement of individual performance goals and National Processing's results. Awards under this plan are a percent of base pay and can range from 0% to 55% for the executive vice presidents, 0% to 40% for senior vice presidents, and 0% to 20% for vice presidents of National Processing or its major subsidiaries.

  THE NATIONAL PROCESSING COMPANY LONG-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS is designed to maximize returns to shareholders by linking the compensation of key executives to the overall profitability and success of National Processing. Awards under this plan are based on the attainment of goals over a three-year plan cycle. The first plan cycle began on January 1, 1995, and a new plan cycle begins on January 1 of each fiscal year. Awards for plan cycles commencing on or before January 1, 1997 are based on National Processing's compound growth rate in earnings over the plan cycle. An individual participant's award for such a plan cycle can range from 20% to 40% of the participant's average annual salary for the plan cycle if goals for the plan cycle are achieved. Awards for plan cycles commencing on or after January 1, 1998 are based on National Processing's ranking, according to increase in total shareholder return over the plan cycle, relative to a peer group comprised of comparable corporations. An individual participant's award for such a plan cycle can range from 12% to 40% of the participant's average annual salary for the plan cycle if goals for the plan cycle are achieved, but in no event can the award for the plan cycle exceed $1,000,000.

  Awards for a plan cycle are paid following the cycle if the goals for that cycle are achieved. The first potential award was to be paid following completion of the 1995-1997 plan cycle, but no payment was required to be made. The second potential award will be paid following completion of the 1996-1998 plan cycle if performance goals for that plan cycle are met.

SUMMARY

  National Processing's compensation programs serve to closely align an individual's compensation opportunities with the impact of the individual's contributions on the overall performance of National Processing. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of aggressive business goals is used as measurement criteria. National Processing will continue to build on programs that tie total compensation to National Processing's success.

THE COMPENSATION COMMITTEE'S REVIEW OF CEO COMPENSATION

  National Processing's executive compensation program is based on National Processing's, National City's, and the individual's performance and places a significant portion of an executive's compensation at risk if these goals are not attained. In addition, the program rewards long-term strategic management by using compensation vehicles that promote equity ownership and emphasize attention to shareholder value.

  Robert E. Showalter has served as President and Chief Executive Officer of National Processing since March 1997. Mr. Showalter's compensation plan includes base salary, short- and long-term bonuses and stock options. Mr. Showalter received a base salary of $300,000 plus a bonus of $216,000 for 1997. The short-term bonus for Mr. Showalter is based upon financial performance measurements, including the achievement of a pre-determined net income objective, and the achievement of individual performance goals. In 1997, these goals related to the consummation of several strategic acquisitions.

  Mr. Showalter's long-term bonus is designed to maximize returns to stockholders of National City by linking Mr. Showalter's compensation to the overall profitability and success of National City. The bonus is based on National City's ranking relative to a peer group comprised of approximately 16 super-regional banks. The ranking is determined by the increase in total stockholder return over a three year plan cycle. The award is paid at the completion of each plan cycle. Awards under this plan can range from 0% to 60% of Mr. Showalter's average annual salary for the relevant plan cycle.

  The purpose of the National Processing, Inc. 1996 Stock Option Plan is to enable National Processing to attract, compensate, and retain officers and other key employees and provide them with appropriate employment incentives and rewards for superior performance by encouraging capital accumulation and stock ownership. Mr. Showalter received options to purchase 200,000 shares of Common Stock with an exercise price of $10.50.

  Mr. Showalter also participates in the National City Savings and Investment Plan, the National City Executive Savings Plan, the National City Short-Term Incentive Compensation Plan for Senior Officers, and the National City Supplemental Executive Retirement Plan. Mr. Showalter is eligible to receive options to purchase shares of National City common stock.

COMPENSATION COMMITTEE
CHRISTOS M. COTSAKOS, CHAIRMAN
AURELIANO GONZALEZ-BAZ
PRESTON B. HELLER, JR.

                         SHAREHOLDER RETURN PERFORMANCE

  Set forth below is a line graph comparing the total shareholder return (stock price change plus dividends) of National Processing Common from August 9, 1996 through December 31, 1997 with that of the Standard & Poor's 500 Index (the "S&P 500 Index") and the Standard & Poor's Computer Software and Services Index (the "S&P Computer Software and Services Index"). The graph assumes that the value of the investment in National Processing Common and each index was $100 on August 9, 1996 and that all dividends, if any, were reinvested. The initial public offering of National Processing Common occurred on August 9, 1996, and the initial offering price of $16.50 was used as the beginning price for National Processing Common's price on the performance graph. National Processing also notes that the initial offering price of $16.50 was different from National Processing Common's initial trading price of $19.00.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                                                          S&P
                                                                        COMPUTER
                                                                        SOFTWARE
                                                                          AND
               MEASUREMENT PERIOD                     NATIONAL          SERVICES          S&P 500
             (FISCAL YEAR COVERED)                   PROCESSING          INDEX             INDEX
8/9/96                                                         100               100               100
9/30/96                                                      118.2             104.6             104.0
12/31/96                                                      97.0             112.2             112.6
3/31/97                                                       48.5             112.9             115.5
6/30/97                                                       62.1             147.4             135.5
9/30/97                                                       67.5             155.8             145.6
12/31/97                                                      59.9             146.7             149.8

                       REMUNERATION OF EXECUTIVE OFFICERS
            AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL PROCESSING

EXECUTIVE COMPENSATION

  (a) COMPENSATION. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 1997 by (i) Robert E. Showalter, who was elected President and Chief Executive Officer of National Processing during March, 1997, (ii) Tony G. Holcombe, who resigned as President and Chief Executive Officer of National Processing during March, 1997, and (iii) the four other most highly compensated executive officers of National Processing and its subsidiaries.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                             ------------------------------------  ------------------------------------
                                                                           AWARDS             PAYOUTS
                                                                   -----------------------   ----------
                                                                   RESTRICTED   SECURITIES                   ALL
                                                           OTHER     STOCK      UNDERLYING                  OTHER
    NAME AND PRINCIPAL                          BONUS     ANNUAL    AWARD(S)     OPTIONS/       LTIP        COMP
         POSITION            YEAR  SALARY($)     ($)      COMP($)     ($)       SARS(#)(5)   PAYOUTS($)    ($)(6)
-------------------------------------------------------------------------------------------------------------------
Robert E. Showalter(1)       1997  $284,792    $216,000     $0         $0        226,481         $0       $ 31,706
President and                1996  $           $            $0         $0                        $0       $
Chief Executive Officer      1995  $           $            $0         $0                        $0       $

Tony G. Holcombe(2)          1997  $ 58,750    $148,050     $0         $0              0         $0       $176,250(7)
President and                1996  $233,333    $148,050     $0         $0        200,000         $0       $ 24,753
Chief Executive Officer      1995  $225,000    $138,600     $0         $0         10,000         $0       $ 21,064

Jim W. Cate(3)               1997  $150,962    $ 61,380     $0         $0         75,000         $0       $ 11,048
Executive Vice President     1996  $ 89,115    $ 56,000     $0         $0         50,000         $0       $ 24,521(8)
                             1995  $           $            $0         $0                        $0       $

Robert E. Johnson            1997  $168,683    $ 24,350     $0         $0         75,000         $0       $ 21,636
Executive Vice President     1996  $165,667    $ 71,638     $0         $0        100,000         $0       $ 21,551
                             1995  $157,500    $ 70,200     $0         $0          4,000         $0       $ 19,708

Thomas A. Wimsett            1997  $170,000    $ 77,700     $0         $0        100,000         $0       $ 24,600(9)
Executive Vice President     1996  $152,500    $ 84,700     $0         $0        100,000         $0       $ 11,938
                             1995  $103,833    $ 58,000     $0         $0          3,500         $0       $ 17,413

David R. Zook(4)             1997  $197,417    $ 28,800     $0         $0        100,000         $0       $ 21,370
Executive Vice President     1996  $187,998    $110,000     $0         $0        100,000         $0       $ 18,551
                             1995  $157,500    $190,000     $0         $0          7,000         $0       $ 66,633

--------------------------------------------------------------------------------

(1) Robert E. Showalter was elected President and Chief Executive Officer of National Processing during March, 1997.

(2) Tony G. Holcombe resigned as President and Chief Executive Officer of National Processing during March, 1997. He was succeeded in the same month by Robert E. Showalter.

(3) Jim W. Cate was elected Executive Vice President of National Processing during May, 1997.

(4) David R. Zook resigned as Executive Vice President of National Processing effective as of March 27, 1998. He was succeeded as of March 31, 1998 by Donald J. Kenney.

(5) For year ended 1995, the Securities Underlying Options/SARS pertain to options to purchase shares of National City Common Stock and not National Processing Common. For years ended 1996 and 1997, the Securities Underlying

    Options/SARS pertain to options to purchase shares of National Processing Common with the exception of Robert E. Showalter who received both as follows: National City Common Stock 26,481; National Processing Common 200,000.

(6) All Other Compensation includes the Executive Savings Plan and the Savings and Investment Plan matching and profit-sharing components together with premiums paid by National Processing in connection with split dollar insurance contracts, but does not include retirement accruals as these are not calculable. For the year 1997, each of the named executive officers were credited with the following matching and profit-sharing amount under the Savings and Investment Plan; Robert E. Showalter, $9,737; Tony G. Holcombe, $9,775; Jim W. Cate, $4,521; Robert E. Johnson, $9,768; Thomas A. Wimsett, $9,737; David R. Zook, $9,800. The named executive officers were credited with the following match and profit-sharing amount under the Executive Savings Plan during the year 1997; Robert E. Showalter, $12,185; Tony G. Holcombe, $11,308; Jim W. Cate, $6,527; Robert E. Johnson, $5,293; Thomas A. Wimsett, $4,863; David R. Zook, $7,827. All other compensation also includes the following amounts equal to the full dollar value of the remainder of the premiums paid by National Processing in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following Named Executive Officers during 1997, respectively, as applicable: Robert E. Showalter, $9,784; Tony G. Holcombe, $3,975; Jim W. Cate, $-0-; Robert E. Johnson, $6,575; Thomas A. Wimsett, $-0-; and David R. Zook, $3,743. The premiums paid by National Processing in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements, set forth in the preceding sentence, generally will be recovered in full by National Processing upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

(7) Includes severance payable pursuant to an employment agreement.

(8) Includes signing bonus in the amount of $20,000.

(9) Includes payment of $10,000 in consideration for an agreement not to compete.
--------------------------------------------------------------------------------

  (b) OPTIONS. The following table provides information on options to acquire common stock of National City ("National City Common") and National Processing Common granted during 1997 to the named executive officers.
--------------------------------------------------------------------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                          ---------------------------------------------------------
                                            NUMBER OF       % OF TOTAL
                                           SECURITIES      OPTIONS/SARS     EXERCISE
                                           UNDERLYING       GRANTED TO         OR                      GRANT DATE
                                          OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION      PRESENT
                  NAME                     GRANTED(#)     FISCAL YEAR(1)     ($/SH)         DATE        VALUE($)
-------------------------------------------------------------------------------------------------------------------
Robert E. Showalter.....................   200,000(2)         13.5%          $ 10.50      3/11/07      1,162,000(6)
                                             2,250(3)         8.50%            43.75     12/06/05         15,975(7)
                                             1,742(4)         6.58%           57.375      7/28/07         16,218(7)
                                            13,258(5)        50.06%           57.375      7/28/07        123,432(7)
                                             2,483(3)         9.38%           59.063      6/14/05         23,787(7)
                                             4,846(3)        18.30%           57.063      7/22/06         44,826(7)
                                             1,902(3)         7.18%            63.00     12/06/05         19,438(7)
Tony G. Holcombe(8).....................            0            0%
Jim W. Cate.............................    75,000(2)          5.1%            8.375      5/31/07        347,000(6)
Robert E. Johnson.......................    75,000(2)          5.1%            8.375      5/31/07        347,000(6)
Thomas A. Wimsett.......................   100,000(2)          6.7%            8.375      5/31/07        463,000(6)
David R. Zook(9)........................   100,000(2)          6.7%            8.375      5/31/07        463,000(6)

--------------------------------------------------------------------------------

(1) National Processing granted options representing 1,483,000 shares to National Processing employees during 1997. National City granted options representing 26,481 shares to National Processing employees during 1997.

(2) Options are options to acquire National Processing Common. All such options are non-qualified stock options. Subject to the named individual remaining in the continuous employment of National Processing, the options become exercisable 33% annually beginning one year from the date of grant and expire not later than 10 years from the date of grant.

(3) Options are Additional Options as defined in the Amended and Restated National City Corporation 1993 Stock Option Plan ("Additional Options") to acquire National City Common. Additional Options are granted at the market price of National City Common on the date of grant and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(4) Options are incentive stock options to acquire National City Common. One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. For incentive stock options a further restriction is placed on the exercise of options such that the maximum number of shares of National City Common which become initially available for purchase under all post-1986 incentive stock option grants from National City in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(5) Options are non-qualified stock options to acquire National City Common. One-half of each option grant becomes exercisable one year after the date of grant and the remainder becomes exercisable on the second anniversary of the grant. The options have a contractual term of 10 years. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(6) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .441, (ii) an expected dividend yield of 0%,
    (iii) a risk-free interest rate at the date of grant of 5.97%, (iv) an expected option life of 7 years, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National Processing Common through the date of exercise. Such an increase would benefit all shareholders of National Processing.

(7) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .194, (ii) an expected dividend yield of 3.50%, (iii) the risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 5.70%, (iv) an expected option life equal to the anticipated period of time from date of grant to exercise of 3.9 years, and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders of National City

(8) Tony G. Holcombe resigned as President and Chief Executive Officer of National Processing during March, 1997. He was succeeded in the same month by Robert E. Showalter.

(9) David R. Zook resigned as Executive President of National Processing effective as of March 27, 1998. He was succeeded as of March 31, 1998 by Donald J. Kenney.

--------------------------------------------------------------------------------

  The following table sets forth the stock options for National City Common and National Processing Common exercised by each of the named executive officers during the calendar year 1997 and the December 31, 1997 value of all unexercised options for National City Common and National Processing Common held by the named executive officers.
--------------------------------------------------------------------------------

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                            SECURITIES              VALUE OF
                                                                            UNDERLYING            UNEXERCISED
                                                                            UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS/SARS           OPTIONS/SARS
                                                                            AT 12/31/97           AT 12/31/97
                                            SHARES                       -----------------   ----------------------
                                          ACQUIRED ON       VALUE          EXERCISABLE/           EXERCISABLE/
                  NAME                    EXERCISE(#)   REALIZED($)(1)     UNEXERCISABLE         UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Robert E. Showalter.....................   17,188(2)    $447,892.87(2)    41,761/31,732(2)   $1,535,622/$422,091(4)
                                                0(3)             0(3)         0/200,000(3)                 $0/$0(5)
Tony G. Holcombe(6).....................    9,998(2)       208,396(2)               0/0(2)                 $0/$0(4)
                                                0(3)             0(3)               0/0(3)                 $0/$0(5)
Jim W. Cate.............................        0(2)             0(2)               0/0(2)                 $0/$0(4)
                                                0(3)             0(3)    16,667/108,333(3)           $0/$112,500(5)
Robert E. Johnson.......................        0(2)             0(2)          14,300/0(2)           $566,135/$0(4)
                                                0(3)             0(3)    33,333/141,667(3)           $0/$112,500(5)
Thomas A. Wimsett.......................        0(2)             0(2)           6,400/0(2)           $239,387/$0(4)
                                                0(3)             0(3)    33,333/166,667(3)           $0/$150,000(5)
David R. Zook(7)........................        0(2)             0(2)           7,000/0(2)           $251,125/$0(4)
                                                0(3)             0(3)    33,333/166,667(3)           $0/$150,000(5)

--------------------------------------------------------------------------------

(1) The "Value Realized" is equal to the difference of the fair market value on the date of exercise less the option exercise price.

(2) Pertains to options to purchase shares of National City Common.

(3) Pertains to options to purchase shares of National Processing Common.

(4) The "Value of Unexercised In-The-Money Options/SARs at 12/31/97" is equal to the difference (in no case less than zero) of the closing price of National City Common on December 31, 1997, which was $65.75, less the option/SAR exercise price.

(5) The "Value of Unexercised In-the-Money-Options/SARs at 12/31/97" is equal to the difference (in no case less than zero) of the closing price of National Processing Common on December 31, 1997, which was $9.875, less the option/SAR exercise price.

(6) Tony G. Holcombe resigned as President and Chief Executive Officer of National Processing during March, 1997. He was succeeded in the same month by Robert E. Showalter.

(7) David R. Zook resigned as Executive Vice President of National Processing effective as of March 27, 1998. He was succeeded as of March 31, 1998 by Donald J. Kenney.
--------------------------------------------------------------------------------

  The following table provides information on the awards of long-term incentive plan participation during the year 1997.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                               PERFORMANCE                  NON-STOCK
                                             NUMBER OF           OR OTHER              PRICE-BASED PLANS(3)
                                           SHARES, UNITS       PERIOD UNTIL      --------------------------------
                                             OR OTHER         MATURATION OR      THRESHOLD     TARGET    MAXIMUM
                  NAME                     RIGHTS(#)(1)         PAYOUT(2)           ($)         ($)        ($)
-----------------------------------------------------------------------------------------------------------------
Robert E. Showalter.....................        N/A         December 31, 2000      60,686     101,143    202,285
Tony G. Holcombe(5).....................        N/A         December 31, 2000          --(4)        0          0
Jim W. Cate.............................        N/A         December 31, 2000          --(4)   33,359     66,718
Robert E. Johnson.......................        N/A         December 31, 2000          --(4)   37,224     74,448
Thomas A. Wimsett.......................        N/A         December 31, 2000          --(4)   37,625     75,250
David R. Zook(6)........................        N/A         December 31, 2000          --(4)        0          0

--------------------------------------------------------------------------------

(1) Awards are cash awards based on a percentage of the individual's base pay. No shares or other rights are granted.

(2) Awards are based on a three-year cycle starting 1/1/97 and ending 12/31/99. Messrs. Showalter, Holcombe, Cate, Johnson, Wimsett and Zook were each awarded the opportunity to participate in the next three-year cycle. Payouts occur only at the end of the cycle.

(3) In the case of Mr. Showalter, the payout is a percentage of his average annual salary for the three-year cycle, determined on the basis of National City's ranking, according to increase in total shareholder return over the three-year cycle, relative to a peer group comprised of approximately 16 super-regional banks. In all other cases, the payout is a percentage of the participant's average annual salary for the three-year cycle, determined on the basis of National Processing's compound growth rate in earnings over the three-year cycle.

(4) Under the terms of the National Processing Company Long-Term Incentive Compensation Plan, participants are not entitled to any threshold award for any plan cycle commencing prior to January 1, 1998.

(5) Tony G. Holcombe resigned as President and Chief Executive Officer of National Processing during March, 1997. He was succeeded in the same month by Robert E. Showalter. Under the terms of the National Processing Company Long-Term Incentive Compensation Plan, participants who resign prior to the end of a three-year cycle are not entitled to any award under the plan for that cycle. Accordingly, the estimated future payouts to Mr. Holcombe for the three-year cycle commencing January 1, 1997 are zero.

(6) David R. Zook resigned as Executive Vice President of National Processing effective as of March 27, 1998. He was succeeded as of March 31, 1998 by Donald J. Kenney. Under the terms of the National Processing Company Long-Term Incentive Compensation Plan, participants who resign prior to the end of a three-year cycle are not entitled to any award under the plan for that cycle. Accordingly, the estimated future payouts to Mr. Zook for the three-year cycle commencing January 1, 1997 are zero.
--------------------------------------------------------------------------------

  The value of benefits paid or furnished by National Processing in 1997 to executive officers, other than those included in the preceding table, are less than the amounts required to be disclosed pursuant to the Exchange Act.

DESCRIPTION OF NATIONAL PROCESSING'S COMPENSATION AND BENEFIT PLANS

  SAVINGS PLAN. National Processing participates in the National City Savings and Investment Plan (the "Savings Plan"). The Savings Plan is a qualified salary reduction profit-sharing plan within the meaning of Section 401(k) of the Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one year of continuous service, is 21 years of age or older and has completed 1,000 hours of service) of National Processing and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the "Trust") for their accounts and to reduce their compensation by an equal amount. Contributions may be directed in any whole percentage between 1% and 10% of the employee's base compensation. The employers also make contributions to the Trust ("Matching Employer Contributions") in an amount equal to the Matching Employer Contribution percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 100% of the first 3% of the employee's pay contributed as a Before-Tax Contribution, plus 50% of the next 4% of the employee's pay similarly contributed as a Before-Tax Contribution, with no further Matching Employer Contribution for any additional pay contributed as a Before-Tax Contribution). Amounts contributed pursuant to the Savings Plan may be invested in certain investment choices. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

  During 1997, the Savings Plan had a profit-sharing feature based upon National City's profitability, as measured by the percentage return on common equity ("ROE") from year to year. The profit-sharing contribution was in addition to the regular Matching Employer Contributions described above. The additional amount of this profit-sharing contribution in any year was dependent upon National City's ROE for that year and ranged, in five-cent increments from no additional contribution, if a minimum ROE of 12% was not attained, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for the year if National City's ROE was equal to or greater than 18.5%. In 1997, National City's ROE was 18.53%, which resulted in National City contributing 50 cents for each $1.00 of an individual's Before-Tax Contribution as a profit-sharing contribution for the year 1997. The profit-sharing contribution for the year 1997 was made in February, 1998.

  Effective January 1, 1998, the profit-sharing contribution for any year, commencing with 1998, will be determined on the basis of the reported growth in National City's earnings per share ("EPS") since the end of the immediately preceding year. Under the Savings Plan, as so amended, the amount of the profit sharing contribution for any year, commencing in 1998, will range, in five cent increments, from zero, if growth in National City's reported EPS since the end of the immediately preceding year is less than 8%, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for that year if growth in National City's reported EPS since the end of the immediately preceding year is equal to or greater than 14.01%. The profit-sharing contribution for each year will be made during the immediately succeeding year. Any profit-sharing contribution will be in addition to any Regular Matching Employer Contributions.

  EXECUTIVE PLAN. National Processing participates in the National City Executive Savings Plan (the "Executive Plan"). The Executive Plan is a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which, by reason of an individual's annual compensation, would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

  Participants in the Executive Plan are limited to those key officers of National Processing or its subsidiaries who may be designated from time to time by the Compensation Committee of the Board of Directors. The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National Processing. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

  Directors of National Processing or its subsidiaries who are not also employees of National Processing, National City or any of their subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

  NATIONAL PROCESSING COMPANY LONG-TERM INCENTIVE COMPENSATION PLAN. The National Processing Company Long-Term Incentive Compensation Plan (the "Long-Term Plan") for Senior Officers focuses on maximizing returns to shareholders and promotes the long-term profitability and success of National Processing by providing an incentive to those key executives who are primarily responsible for such profitability and success.

  The Long-Term Plan is administered by the Compensation Committee. Awards are based on the earnings of National Processing over a three-year cycle commencing on January 1 of each fiscal year. Each new fiscal year begins a new three-year plan cycle. Awards under the Long-Term Plan are based on the attainment of goals over a three-year plan cycle. Participants for plan cycles commencing on or before January 1, 1997 may receive either a target award or a maximum award expressed in either case as a percentage of average annual salary for the plan cycle and determined on the basis of National Processing's compound growth rate in earnings over the plan cycle. If National Processing has attained a compound growth rate in earnings of 10% over the plan cycle, then each participant for that plan cycle shall receive the target award. If National Processing has attained a compound growth rate in earnings of 15% or more over the plan cycle, then each participant for that plan cycle shall receive the maximum award. In the event that National Processing's compound growth rate in earnings over the plan cycle is greater than 10% but less than 15%, the award for the plan cycle shall be pro-rated.

  Participants for plan cycles commencing on or after January 1, 1998 may receive a threshold award, a target award or a maximum award expressed in each case as a percentage of average annual salary for the plan cycle and determined on the basis of National Processing's ranking, according to increase in total shareholder return over the plan cycle, relative to a peer group comprised of comparable corporations. Prior to the beginning of each such plan cycle, the Compensation Committee establishes threshold award, target award, and maximum award performance levels for the plan cycle, against which National Processing total stockholder return for the plan cycle shall be compared to other members of a peer group based on ranking of plan cycle results of National Processing and members of the peer group. At the same time, the Compensation Committee determines membership in the peer group for the plan cycle, which is comprised of a group of comparable corporations.

  Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits, or a combination thereof. With the exception of the cash award, awards are not funded, but simply remain contractual liabilities of National Processing and are subject to payment upon the recipient's termination of employment with National Processing or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested in the funds described in the Savings Plan or as directed by the recipient from time to time in the equivalent of a savings account and are subject to the gains or losses on those investments.

  The Long-Term Plan provides that, if a change in control of National Processing shall occur, then the implementation date of that change in control shall be the last day of all then current plan cycles, and no further plan cycles shall commence. The award of each participant in the Long-Term Plan for any then current plan cycle in which such participant participates shall be payable in cash to the participant within five business days after the implementation date of the change in control, and shall be in an amount equal to the participant's maximum award for that plan cycle multiplied by a fraction the numerator of which is the number of full months completed since the beginning of that plan cycle and the denominator of which is thirty-six. In adopting this plan, it was felt this change in control provision was appropriate in that those individuals previously charged with providing superior total returns to the shareholders of National Processing would no longer be in the same position to guide the affairs of National Processing as they were prior to the event constituting a change in control. Furthermore, following change in control of National Processing, no further performance comparisons could be made.

  Directors of National Processing or its subsidiaries who are not also employees of National Processing or its subsidiaries are not eligible to participate in the Long-Term Plan.

  NATIONAL PROCESSING COMPANY SHORT-TERM INCENTIVE COMPENSATION PLAN. The National Processing Company Short-Term Incentive Compensation Plan for Senior Officers (the "Short-Term Plan") focuses on the short-term goals achieved by the individual participant, National Processing's results and in some cases, National City's financial results. Under this plan, awards can be granted to any senior officer of National Processing, or to other officers of National Processing or its subsidiaries as may be designated from time to time by the Compensation Committee. Each participant in the

Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 70% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

  Amounts awarded under the Short-Term Plan may be in cash, in unfunded future benefits, or a combination thereof. With the exception of the cash award, awards are not funded, but simply remain contractual liabilities of National Processing and are subject to payment upon the recipient's termination of employment with National Processing and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account and are subject to the gains or losses on those investments.

  In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control, the maximum benefit the participant is entitled to receive under the Short-Term Plan.

  STOCK OPTION PLAN. The National Processing, Inc. 1996 Stock Option Plan (the "Option Plan") generally provides for the granting of options to purchase shares of National Processing Common. The options are non-qualified options which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.

  The Option Plan provides for an additional stock option grant (an "Additional Option") when the employee has used previously owned National Processing Common to pay the exercise price of an original option grant (a swap transaction) or to pay the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an option. The additional option feature typically encourages an employee to exercise the option grant earlier than if the feature were not present, thereby increasing the employee's level of equity ownership. Each Additional Option's termination date is the same as the termination of the option that originally had the additional option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is not provided upon exercise of an Additional Option unless the Board of Directors directs otherwise. This feature supports National Processing's focus on increased equity ownership. The Option Plan also allows for the granting of Appreciation Rights, but only in tandem with stock options previously granted or contemporaneously being granted.

  Under the Option Plan, no options may be granted at less than 100% of the market value of National Processing Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

  AGREEMENTS WITH EXECUTIVES. Certain key executives have employment agreements (the "Employment Agreements") with National Processing Company ("NPC"), a subsidiary of National Processing. Each of the Employment Agreements provides for a minimum annual base salary that does not differ materially from the amounts shown as salary in the Summary Compensation Table on page 18. The Employment Agreements generally provide that if such Executive Officer is terminated for any reason other than his violation of the contract an amount equal to his base pay will be paid in monthly installments, for either one or two years after his termination, depending on the position he holds. Pursuant to his Employment Agreement, Tony G. Holcombe, who resigned as President and Chief Executive Officer during March, 1997, will receive his base pay and annual bonus for two years after his resignation. Pursuant to his Employment Agreement, David R. Zook, who resigned as Executive Vice President of NPC effective as of March 27, 1998, will receive his base pay for two years after his resignation. The Employment Agreements also generally provide for the continuation of certain employee benefits.

  Each of the Executive Officers has agreed pursuant to the Employment Agreements not to compete with National Processing in the United States and, in some cases, Mexico by not engaging in any capacity in any business that is competitive with, in the case of certain executives, any business of NPC and, in the case of the other certain executives, the business of National Processing for which such officer bears primary managerial responsibility. These non-competitive restrictions remain in effect for the period in which such executive is entitled to receive payments under the Employment Agreement following termination as generally described above.

  SEVERANCE AGREEMENTS. In order to assure itself of both present and future continuity of management in the event of a change in control, National Processing has entered into severance agreements (the "Severance Agreements") with certain of its senior executive officers and other key employees ("Executives"). The Severance Agreements become immediately operative upon a change in control.

  The Severance Agreements provide that following a change in control, such Executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. As of the date of this proxy, there are Severance Agreements with 16 key employees of National Processing and its subsidiaries.

  The severance compensation will be a lump sum payment in an amount equal to three times the sum (for Executives) and two times the sum (for other senior officers) of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from National Processing, National City, or a successor or their affiliates following a change in control plus (iv) any future payments to be made in accordance with any Employment Agreements or other contracts between National Processing and such other entities (specifically excluding payments from any deferred compensation plan). For three years (for Executives) and two years (for other senior officers) following termination, National Processing will arrange to provide the Executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with National Processing for the purpose of determining service credits and benefits under National Processing's various retirement benefit plans. Each Executive may waive one year of severance pay in exchange for being released from the non-competition restrictions contained in their respective Employment Agreements.

  National Processing has agreed to pay any and all legal fees incurred by the Executives in connection with the interpretation, enforcement, or defense of their rights under the Severance Agreements. The term of each Severance Agreement runs until the later of (i) the close of business on the third anniversary of the date of that Severance Agreement or (ii) the expiration of the three-year period of severance benefit coverage. On January 1 of each year, the term of each Severance Agreement is automatically extended for an additional year unless, not later than September 30 of the immediately preceding year, National Processing or the Executive shall have given notice that the party giving such notice does not wish to have the term extended. If, prior to a change in control, an Executive ceases for any reason to be an employee of National Processing or any subsidiary thereof, however, then the term of that Executive's Severance Agreement will immediately terminate. For purposes of an Executive's Severance Agreement, any termination of employment of the Executive or the removal of the Executive from the office or position in National Processing following the commencement of any discussion with a third person that ultimately results in a change in control shall be deemed to be a termination or removal of the Executive after a change in control.

  Under the Severance Agreements, a change in control occurs upon either of the following events: (i) National Processing is merged, consolidated or reorganized into or with another person other than National City, a successor of National City or an affiliate of National City or (ii) National Processing sells or otherwise transfers all or substantially all of its assets to another corporation, or National Processing causes or permits the sale or transfer of all or substantially all of its assets or assets of any subsidiary that has assets equal to or greater than 80% of the total assets of National Processing as reported on a consolidated basis, and as a result of such sale or transfer less than 50% of the combined voting power of the then outstanding securities of such corporation is held by National City.

  Mr. Showalter has a severance agreement with National City. The severance agreement was entered into upon the recommendation of National City's Compensation and Organization Committee and the form of the agreement was approved by National City's Board of Directors at its December 19, 1994 meeting. The agreement becomes immediately operative upon a change in control.

  The severance agreement provides that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, Mr. Showalter will be entitled to severance compensation. The severance agreement also provides that following a change in control, Mr. Showalter may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. His severance agreement also provides that in the event of a change in control, he may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

  The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide Mr. Showalter with employee benefits that are welfare benefits substantially similar to those which he was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City's various retirement benefit plans.

  National City has agreed to bear the expense of any and all legal fees incurred by Mr. Showalter associated with the interpretation, enforcement, or defense of his rights under the severance agreement.

NATIONAL PROCESSING SHAREHOLDER PROPOSALS

  Holders of National Processing Common who wish to make a proposal to be included in National Processing's Proxy Statement and Proxy for National Processing's 1999 Annual Meeting of Shareholders which, unless changed, is scheduled to be held on May 20, 1999, in Cleveland, Ohio must cause such proposal to be received by National Processing at its principal office not later than December 11, 1998. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of National Processing Common owned, and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National Processing's 1999 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Commission govern the content and form of shareholder proposals and the minimum stockholding requirement. All proposals must be made in compliance with National Processing's Amended Articles of Incorporation and Code of Regulations and must be a proper subject for action at National Processing's 1999 Annual Meeting of Shareholders.

TRANSACTIONS WITH MANAGEMENT

  Aureliano Gonzalez-Baz, a director since 1996, provided various legal services in excess of $60,000 to National Processing and its subsidiaries in the ordinary course of business in 1997. Such services pertained to legal advice related to National Processing's business operations in foreign countries. Without exception, all services provided by the director were at market rates. Similar additional services may be provided in the ordinary course of business in the future.

VOTING

  A quorum is required for the transaction of business by shareholders at the meeting. The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The selection of Ernst & Young LLP as independent auditors for 1998, requires the affirmative vote of the holders of a majority of the votes cast, whether in person or by proxy at the 1998 Annual Meeting. Abstentions are not counted for the purposes of determining the number of votes cast in person or by proxy on the election of directors or the selection of Ernst & Young LLP and will have no impact on the election of directors and selection of independent auditors. Abstentions are counted for determining if a quorum is present. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of votes cast in person or by proxy at the meeting and will have no impact on the election of directors and the selection of independent auditors.

GENERAL

  The costs of solicitation of proxies will be borne by National Processing. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National Processing or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National Processing does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National Processing subsidiaries acting through their nominees or acting as a fiduciary.

  Management of National Processing is not aware of any matter which may be presented for action at the Annual Meeting other than the matters herein set forth. If any other matters come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

                                          By Order of the Board of Directors

                                          CARLTON E. LANGER
                                          Secretary
                                          April 10, 1998

                           NATIONAL PROCESSING, INC.

                            Notice of Annual Meeting
                                      and
                                Proxy Statement

                         Annual Meeting of Shareholders
                                 to be held on
                                  May 21, 1998

          NATIONAL PROCESSING, INC.    PROXY SOLICITED ON BEHALF OF THE
                                     BOARD OF DIRECTORS FOR MAY 21, 1998
                                                 ANNUAL MEETING

   P          The undersigned shareholder of National Processing, Inc.
   R      ("National Processing") hereby appoints Thomas A. Richlovsky and
   O      Carlton E. Langer and each of them, with power of substitution,
   X      proxies for the undersigned to vote all the shares of Common Stock of
   Y National Processing which the undersigned is entitled to vote at the Annual Meeting of Shareholders of National Processing to be held on May 21, 1998 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:

          1. THE ELECTION OF DIRECTORS

             FOR all nominees listed below  [ ]          WITHHOLD AUTHORITY  [ ]
                 (except as otherwise marked below)     to vote for all nominees listed below
                 Christos M. Cotsakos, Jeffrey D. Kelly, William R. Robertson and Robert E. Showalter.

               (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                             (Continued, and to be signed, on the reverse side.)

Proxy No.                (Continued from reverse side.)                Shares

         UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE SELECTION OF ERNST & YOUNG LLP.

                                                    Dated                 , 1998
                                                         -----------------

                                                    ----------------------------

                                                    ----------------------------
                                                            (Sign here)

                                                    INSTRUCTIONS: Please sign
                                                    exactly as shown hereon.
                                                    When signing as a fiduciary
                                                    or on behalf of a
                                                    corporation, bank, trust
                                                    company, or other similar
                                                    entity, your title or
                                                    capacity should be shown.

                   PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE
                      ENCLOSED ENVELOPE TO STOCK TRANSFER DEPT., (NPI),
                 NATIONAL CITY BANK, P.O. BOX 92301, CLEVELAND, OHIO 44193-0900.